                                                                       EXHIBIT D

                            INFORMATION REGARDING THE
                        DIRECTORS, EXECUTIVE OFFICERS AND
                  CONTROLLING PERSONS OF TB&C BANCSHARES, INC.

                                     Positions and Relationships with         Present Principal Occupation and Address of
Name and Address(1)                  TB&C                                     Employment
--------------------------------     ------------------------------------     --------------------------------------------------
William B. Turner                    Chairman of the Board, President and     Advisory Director of
                                     Controlling Shareholder of TB&C          W. C. Bradley Co. (1017 Front Avenue,
                                                                              Columbus, GA 31901)

                                                                              Chairman of the Executive Committee of
                                                                              Synovus Financial Corp. (901 Front Ave., Suite 301
                                                                              Columbus, GA 31901)

Sue Marie T. Turner                  Controlling Shareholder of TB&C          Homemaker
(wife of William B. Turner)

Sarah T. Butler                      Director, Vice President and             Homemaker
                                     Controlling Shareholder of TB&C

Clarence C. Butler                   Controlling Shareholder of TB&C          Retired Physician
(husband of Sarah T. Butler)                                                  St. Francis Hospital
                                                                              P.O. Box 7000, Columbus, GA 31908

Elizabeth T. Corn                    Director, Vice President and             Homemaker
                                     Controlling Shareholder of TB&C

Lovick P. Corn                       Controlling Shareholder of TB&C          Advisory Director
(husband of Elizabeth T. Corn)                                                W.C. Bradley Co.
                                                                              1017 Front Avenue, Columbus, GA 31901

William B. Turner, Jr.               Director of TB&C                         President
(adult son of William B. Turner)                                              W. C. Bradley Co.
                                                                              1017 Front Avenue, Columbus, GA 31901

Stephen T. Butler                    Director of TB&C                         Chairman of the Board
(adult son of Sarah T. Butler)                                                W. C. Bradley Co.
                                                                              1017 Front Avenue, Columbus, GA 31901

Elizabeth C. Ogie                    Director of TB&C                         Director
(adult daughter of Elizabeth T.                                               W. C. Bradley Co.
 Corn)                                                                        1017 Front Avenue, Columbus, GA 31901

                                                                              Director
                                                                              Synovus Financial Corp., Suite 301
                                                                              901 Front Ave., Columbus, GA 31901

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(1) Each individual named above is a citizen of the United States of America.
None of the above individuals has, during the last five years: (a) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. The address of each individual named above is c/o Synovus Trust Company, P.O. Box 120, Columbus, GA 31902.


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